UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10368 W Centennial Road, Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott Scheirman

On May 31, 2023, Scott Scheirman, the Company’s President and Chief Executive Officer, notified the Company of his intent to retire from the Company in order to have more time for family. As described below, on June 2, 2023, the Company and Mr. Scheirman entered into a letter agreement (the “Letter Agreement”) supplementing and amending the terms of the Employment and Non-Competition Agreement by and between Mr. Scheirman and the Company, effective as of September 25, 2017 (the “Employment Agreement”), which provides that Mr. Scheirman would remain employed with the Company through February 28, 2024 (the “Retention Date”). Mr. Scheirman has served as the Company’s President and Chief Executive Officer since late 2017. The Board has commenced a search for a candidate to replace Mr. Scheirman, which will include internal and external candidates, and he intends to continue to serve as the Company’s President and Chief Executive Officer until a successor is named and to assist with the transition of his duties to the new Chief Executive Officer.

The Letter Agreement was structured to provide an incentive for Mr. Scheirman to remain employed with the Company through the Retention Date in order to allow for the orderly transition of his duties from the Company. Prior to the Retention Date, Mr. Scheirman will continue to serve as the Company’s President and Chief Executive Officer, including assisting the Board in the selection of a new Chief Executive Officer, and fully transitioning his duties to the new Chief Executive Officer.

The Letter Agreement provides that the aggregate target grant date fair value of equity awards granted to Mr. Scheirman in 2023 under the terms of the Employment Agreement will be $3,920,000, with the equity awards granted after the date of the Letter Agreement to be 75% in the form of restricted stock units and 25% in the form of nonqualified stock options. If Mr. Scheirman’s employment terminates for any reason other than a termination for Cause or a resignation without Good Reason (each as defined in the Employment Agreement and as modified by the Letter Agreement, as applicable) (a “Qualified Termination”), any such grant not made prior to the date of termination will be made on the final day of his employment (or will be made to the legal representative of his estate in the event of his death), with the grant to be delivered in the form of a cash-settled award if required by applicable law or the terms of the Company’s equity plan. The terms of such awards will provide that 50% of the shares subject to the award will vest on the first anniversary of the date of grant, and the remaining 50% of the shares subject to the award will vest on the second anniversary of the date of grant, and the options may be exercised at any time between the date of vesting and the third anniversary of the date of vesting.

In addition, the Letter Agreement provides that, subject to his continued employment through the Retention Date or his earlier Qualified Termination, in each case, subject to his execution and delivery of a release of claims and his continued compliance with the Letter Agreement and the Employment Agreement and in lieu of the payments and benefits he would otherwise receive upon such a termination of his employment under the Employment Agreement, (A) the Company will pay to Mr. Scheirman an amount equal to $5,000,000; (B) any outstanding and unvested equity awards granted to Mr. Scheirman (including, without limitation, the equity awards granted to him pursuant to the Letter Agreement) will generally continue to vest in accordance with their original vesting schedules as if he had remained employed with the Company through each applicable vesting date, and any options held by Mr. Scheirman may be exercised at any time between the date of vesting and the third anniversary of the date of vesting; (C) each outstanding and unexercised stock option granted to Mr. Scheirman will, to the extent vested, remain exercisable through the earlier of the original expiration date and February 28, 2027; provided that the options that were not vested on the date of the Letter Agreement will remain exercisable until the third anniversary of the date of vesting; (D) Mr. Scheirman will remain eligible to receive the full amount of his 2023 cash incentive compensation, including quarterly payments and the annual true-up payment, with Mr. Scheirman’s 2023 incentive compensation to be paid based upon actual performance results for 2023, but treating all individual performance goals as having been met at the target level; and (E) the Company will reimburse Mr. Scheirman, on a monthly basis, for the cost of continuing coverage under the Company’s group health and dental benefits plan, and in accordance with the Company’s policies applicable to similarly situated employees, until no later than August 31, 2025.

The foregoing summary description of the terms and conditions of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Bradley Seaman

On June 2, 2023, Bradley Seaman notified CPI Card Group Inc. (the “Company”) of his intent to resign and step down from the Board of Directors (the “Board”) and as its chairman, effective as of June 15, 2023. Mr. Seaman has been the Chair of the Board and member of the Board since 2007. Mr. Seaman’s decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Special Equity Awards

As part of an additional incentive compensation program, on May 30, 2023, the Compensation Committee of the Board (the “Committee”) approved certain equity awards to retain and incentivize executive officers and certain key employees, excluding the Chief Executive Officer. The Committee approved a plan to award restricted stock units totaling $801,000 in grant date value in the aggregate to John Lowe, the Company’s Executive Vice President, End-to-End Solutions and restricted stock units totaling $567,000 in grant date value in the aggregate to Lane Dubin, the Company’s Executive Vice President and Chief Development and Digital Officer. The restricted stock units are expected to be awarded in three separate tranches during the year, with the first tranche having a grant date of June 9, 2023 and the second and third tranches expected to be awarded on or about August 31, 2023 and November 30, 2023, subject to the executive’s continued employment on such dates and final approval by the Committee in advance of each award. Each tranche of awards will vest in equal installments over three years, beginning on the first anniversary of the grant date, subject to the employee’s continuous service to the Company.

Awards received by Mr. Dubin under the program will not be subject to the vesting terms for equity awards more fully described in that certain Employment Agreement dated December 13, 2022 by and between Mr. Dubin and the Company (the “Dubin Employment Agreement”). In the event that Mr. Dubin’s service to the Company terminates in certain circumstances after December 31, 2023, including due to a “Severance Termination Event” as defined in the Dubin Employment Agreement, any outstanding and unvested incentive awards granted to Mr. Dubin pursuant to this retention plan will not continue to vest as if he had remained employed with the Company during the severance period and shall instead be forfeited upon such termination of service. The terms of Mr. Dubin’s awards are set forth in the form of Restricted Stock Unit Agreement which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 5, 2023, the Company issued a press release announcing the retirement of Mr. Scheirman as President and Chief Executive Officer, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1*.

*The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included herewith:

Exhibit	Description
10.1	Letter Agreement between Scott Scheirman and the Company dated June 2, 2023
10.2	Form of Restricted Stock Unit Agreement between Lane Dubin and the Company
99.1*	Press Release dated June 5, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: June 5, 2023	By:	/s/ Jessica Browne
	Name:	Jessica Browne
	Title:	Deputy General Counsel and Asst. Secretary